Exhibit 77Q1(e)
          Cash Equivalent Fund
          Form N-SAR for the period ended 01/31/96
          File No. 811-2899


                           INVESTMENT MANAGEMENT AGREEMENT
                                (TAX-EXEMPT PORTFOLIO)


               AGREEMENT made this 4th day of January, 1996, by and between CASH EQUIVALENT FUND, a Massachusetts business trust (the "Fund"), and KEMPER FINANCIAL SERVICES, INC., a Delaware corporation (the "Adviser").

               WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, the shares of beneficial interest ("Shares") of which are registered under the Securities Act of 1933;

               WHEREAS, the Fund is authorized to issue Shares in separate series with each such series representing the interests in a separate portfolio of securities and other assets;

               WHEREAS, the Fund currently offers or intends to offer Shares in three portfolios, the Money Market Portfolio, the Government Securities Portfolio and the Tax-Exempt Portfolio; and


               WHEREAS, the Fund desires at this time to retain the Adviser under this Agreement to render investment advisory and management services to the Tax-Exempt Portfolio, and the Adviser is willing to render such services.

               NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

          1. The Fund hereby employs the Adviser to act as the investment adviser for the Tax-Exempt Portfolio or other Portfolios hereunder and to manage the investment and reinvestment of the assets of the Fund in accordance with applicable investment objective and policies and limitations and to administer its affairs to the extent requested by and subject to the supervision of the Board of Trustees of the Fund for the period and upon the terms herein set forth. The investment of funds shall be subject to all applicable restrictions of the Agreement and Declaration of Trust and By-Laws of the Fund as may from time to time be in force.

               The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and administrative services













          Exhibit 77Q1(e)
          Cash Equivalent Fund
          Form N-SAR for the period ended 01/31/96
          File No. 811-2899
          Page 2


          for the Fund, to permit any of its officers or employees to serve without compensation as trustees or officers of the Fund if elected to such positions and to assume the obligations herein set forthfor the compensation herein provided. The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. It is understood and agreed that the Adviser, by separate agreements with the Fund, may also serve the Fund in other capacities.

          2. In the event that the Fund establishes one or more portfolios other than the Tax-Exempt Portfolio with respect to which it desires to retain the Adviser to render investment advisory and management services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services it shall notify the Fund in writing whereupon such portfolio or portfolios shall become subject to this Agreement. The Tax-Exempt Portfolio, together with any other Fund portfolios which may be established later and served by the Adviser under this Agreement shall be herein referred to collectively as the "Portfolios" and individually referred to as a "Portfolio." The Money Market Portfolio and the Government Securities Portfolio are not subject to this Agreement and are not considered to be "Portfolios" hereunder.

          3. For the services and facilities described in Section 1, the Fund will pay to the Adviser at the end of each calendar month, an investment management fee computed at an annual rate of 0.22% of the first $500 million of the combined average daily net assets of the Portfolios, 0.20% of the next $500 million, 0.175% of the next $1 billion, 0.16% of the next $1 billion and 0.15% of combined average daily net assets over $3 billion. The fee as computed above shall be allocated to each Portfolio based upon the relative average daily net assets of each Portfolio managed by the Adviser. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

          4. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

          5. In addition to the fee of the Adviser, the Fund shall assume and pay any expenses for services rendered by a custodian for the












          Exhibit 77Q1(e)
          Cash Equivalent Fund
          Form N-SAR for the period ended 01/31/96
          File No. 811-2899
          Page 3


          safekeeping of the Fund's securities or other property, for keeping its books of account, for any other charges of the custodian, and for calculating the net asset value of the Fund as provided in the Agreement and Declaration of Trust of the Fund. The Adviser shall not be required to pay and the Fund shall assume and pay the charges and expenses of its operations, including compensation of the trustees (other than those affiliated with the Adviser), charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, any registrar of the Fund, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Fund, cost of Share certificates and of reports, membership dues in the Investment Company Institute or any similar organization, reports and notices to shareholders, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of corporate documents or otherwise. The Fund shall not pay or incur any obligation for any expenses for which the Fund intends to seek reimbursement from the Adviser as herein provided without first obtaining the written approval of the Adviser. The Adviser shall arrange, if desired by the Fund, for officers or employees of the Adviser to serve, without compensation from the Fund, as trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

               If expenses borne by the Portfolios in any fiscal year (including the Adviser's fee, but excluding interest, taxes, fees incurred in acquiring and disposing of portfolio securities and, to the extent permitted, extraordinary expenses) exceed 1 1/2% of average daily net assets up to $30,000,000 and 1% of average daily net assets over $30,000,000 of the Portfolios, the Adviser will reduce its fee or reimburse the Fund for any excess. The expense limitation guarantee shall be allocated to each Portfolio upon a fee reduction or reimbursement based upon the relative average daily net assets of each Portfolio. If for any month the expenses of the Fund properly chargeable to the income account shall exceed 1/12 of the percentage of average net assets allowable as expenses, the payment to the Adviser for that month shall be reduced and, if necessary, the Adviser shall make a refund payment to the Fund so that the total net expense will not exceed such percentage. As of the end of the Fund's fiscal year, however, the foregoing computations and payments shall be readjusted so that the aggregate compensation payable to the Adviser for the year is equal to the percentage set forth in
          Section 3 hereof of the average net asset values as determined as












          Exhibit 77Q1(e)
          Cash Equivalent Fund
          Form N-SAR for the period ended 01/31/96
          File No. 811-2899
          Page 4


          described herein throughout the fiscal year, diminished to the extent necessary so that the total of the aforementioned expense items shall not exceed the expense limitation. The aggregate of repayments, if any, by the Adviser to the Fund for the year shall be the amount necessary to limit the said net expense to said percentage.

               The net asset value of each Portfolio shall be calculated as of the close of the New York Stock Exchange on each day the Exchange is open for trading or as of such other time or times as the trustees may determine in accordance with the provisions of the Investment Company Act of 1940. On each day when net asset value is not calculated, the net asset value of a Share of a Portfolio shall be deemed to be the net asset value of such a Share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

          6. Subject to applicable statutes and regulations, it is understood that trustees, officers or agents of the Fund are or may be interested in the Adviser as officers, trustees, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Fund otherwise than as a director, officer or agent.

          7. The Adviser shall not be liable for any error of judgment or of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

          8. This Agreement shall become effective on the date hereof and shall remain in full force until December 1, 1996, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually for each Portfolio in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a Portfolio, the Adviser may continue to serve in such capacity for such Portfolio in the manner and to the extent permitted by the Investment Company Act of 1940 and the rules and regulations thereunder.














          Exhibit 77Q1(e)
          Cash Equivalent Fund
          Form N-SAR for the period ended 01/31/96
          File No. 811-2899
          Page 5


               This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty with respect to any Portfolio by the Fund or by the Adviser on sixty (60) days written notice to the other party. The Fund may effect termination with respect to any Portfolio by action of the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio.

               This Agreement may be terminated at any time with respect to any Portfolio without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

               The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder.

               Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in Section 3 earned prior to such termination.

          9. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

          10. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

          11. All parties hereto are expressly put on notice of the Cash Equivalent Fund Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by Adviser for recovery of that portion












          Exhibit 77Q1(e)
          Cash Equivalent Fund
          Form N-SAR for the period ended 01/31/96
          File No. 811-2899
          Page 6


          of the investment management fee (or any other liability of the Fund arising hereunder) allocated to a particular Portfolio, whether in accordance with the express terms hereof or otherwise, the Adviser shall have recourse solely against the assets of that Portfolio to satisfy such claim and shall have no recourse against the assets of any other portfolio of Fund (whether or not a Portfolio hereunder) for such purpose.

          12. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 10 hereof which shall be construed in accordance with the laws of The
          Commonwealth of Massachusetts) the laws of the State of Illinois.

          13. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

          IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed on the day and year first above written.

                                        CASH EQUIVALENT FUND

                                        By:  /s/ John E. Peters
                                           ---------------------------
                                        Title:  Vice President
                                              ------------------------
          ATTEST:

          /s/  Philip J. Collora
          ------------------------------
          Title:  Secretary
                ------------------------

                                        KEMPER FINANCIAL SERVICES, INC.

                                        By:  /s/ Patrick H. Dudasik
                                           ---------------------------
                                        Title:  Senior Vice President
                                              ------------------------
          ATTEST:

          /s/ David F. Dierenfeldt
          ------------------------------
          Title:  Assistant Secretary
                ------------------------













          Exhibit 77Q1(e)
          Cash Equivalent Fund
          Form N-SAR for the period ended 01/31/96
          File No. 811-2899
          Page 7


                           INVESTMENT MANAGEMENT AGREEMENT
                               (MONEY MARKET PORTFOLIO)
                          (GOVERNMENT SECURITIES PORTFOLIO)

               AGREEMENT made this 4th day of January, 1996, by and between CASH EQUIVALENT FUND, a Massachusetts business trust (the "Fund"), and KEMPER FINANCIAL SERVICES, INC., a Delaware corporation (the "Adviser").

               WHEREAS, the Fund is an open-end, diversified management investment company, registered under the Investment Company Act of 1940, the shares of beneficial interest ("Shares") of which are registered under the Securities Act of 1933;

               WHEREAS, the Fund is authorized to issue Shares in separate series with each such series representing the interests in a separate portfolio of securities and other assets;

               WHEREAS, the Fund currently offers or intends to offer Shares in three portfolios, the Money Market Portfolio, the Government Securities Portfolio and the Tax-Exempt Portfolio; and

               WHEREAS, the Fund desires to retain the Adviser under this Agreement to render investment advisory and management services to the Money Market Portfolio and the Government Securities Portfolio (the "Portfolios"), and the Adviser is willing to render such services.

               NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

               1. The Fund hereby employs the Adviser to act as the investment adviser for the Portfolios and to manage the investment and reinvestment of the assets of the Fund in accordance with the investment objective and policies and limitations for each of the Fund's Portfolios, and to administer its affairs to the extent requested by and subject to the supervision of the Board of Trustees of the Fund for the period and upon the terms herein set forth. The investment of funds shall be subject to all applicable restrictions of the Agreement and Declaration of Trust and By-Laws of the Fund as may from time to time be in force.

               The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and administrative services












          Exhibit 77Q1(e)
          Cash Equivalent Fund
          Form N-SAR for the period ended 01/31/96
          File No. 811-2899
          Page 8


          for the Fund, to permit any of its officers or employees to serve without compensation as trustees or officers of the Fund if elected to such positions and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. It is understood and agreed that the Adviser, by separate agreements with the Fund, may also serve the Fund in other capacities.

               2. For the services and facilities described in Section 1, the Fund will pay to the Adviser at the end of each calendar month, an investment management fee computed at an annual rate of 0.22% of the first $500 million of the combined average daily net assets of all Portfolios the Adviser manages, 0.20% of the next $500 million, 0.175% of the next $1 billion, 0.16% of the next $1 billion and 0.15% of the average daily net assets of such Portfolios over $3 billion. The fee as computed above shall be allocated to each Portfolio based upon the relative net assets of each Portfolio and shall be based only upon the net assets of the Fund allocated to Portfolios for which this Agreement is then in effect. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

               4. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

               5. In addition to the fee of the Adviser, the Fund shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for keeping its books of account, for any other charges of the custodian, and for calculating the net asset value of the Fund as provided in the Prospectus of the Fund. The Adviser shall not be required to pay and the Fund shall assume and pay the charges and expenses of its operations, including compensation of the trustees (other than those affiliated with the Adviser), charges and expense of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, any registrar of the Fund, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Fund, cost of share certificates and of reports, membership dues in the












          Exhibit 77Q1(e)
          Cash Equivalent Fund
          Form N-SAR for the period ended 01/31/96
          File No. 811-2899
          Page 9


          Investment Company Institute or any similar organization, reports and notices to shareholders, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of corporate documents or otherwise. The Fund shall not pay or incur any obligation for any expenses for which the Fund intends to seek reimbursement from the Adviser as herein provided without first obtaining the written approval of the Adviser. The Adviser shall arrange, if desired by the Fund, for officers or employees of the Adviser to serve, without compensation from the Fund, as trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

               If expenses borne by the Fund for those Portfolios which the Adviser manages in any fiscal year (including the Adviser's fee, but excluding interest, taxes, fees payable to the Adviser under the administration, shareholder services and distribution agreement with the Fund, fees incurred in acquiring and disposing of portfolio securities, and, to the extent permitted, extraordinary expenses) exceed 0.90% of the first $500 million of the combined average daily net assets of such Portfolios, 0.80% of the next $500 million, 0.75% of the next $1 billion and 0.70% of average daily net assets of such Portfolios over $2 billion, the Adviser will reduce its fee or reimburse the Fund for any excess. The expense limitation guarantee shall be allocated to each such Portfolio upon a fee reduction or reimbursement based upon the relative average daily net assets of each such Portfolio. If for any month the expenses of the Fund properly chargeable to the income account shall exceed 1/12 of the percentage of average net assets allowable as expenses, the payment to the Adviser for that month shall be reduced and, if necessary, the Adviser shall make a refund payment to the Fund so that the total net expense will not exceed such percentage. As of the end of the Fund's fiscal year, however, the foregoing computations and payments shall be readjusted so that the aggregate compensation payable to the Adviser for the year is equal to the percentage set forth in Section 2 hereof of the average net asset values as determined as described herein throughout the fiscal year, diminished to the extent necessary so that the total of the aforementioned expense items shall not exceed the expense limitation. The aggregate of repayments, if any, by the Adviser to the Fund for the year shall be the amount necessary to limit the said net expense to said percentage.














          Exhibit 77Q1(e)
          Cash Equivalent Fund
          Form N-SAR for the period ended 01/31/96
          File No. 811-2899
          Page 10


               The net asset value for each Portfolio shall be calculated in accordance with the provisions of the Fund's prospectus or at such other time or times as the trustees may determine in accordance with the provisions of the Investment Company Act of 1940. On each day when net asset value is not calculated, the net asset value of a share of a Portfolio shall be deemed to be the net asset value of such a share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

               6. Subject to applicable statutes and regulations, it is understood that trustees, officers or agents of the Fund are or may be interested in the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Fund otherwise than as a trustee, officer or agent.

               7. The Adviser shall not be liable for any error of judgment or of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

               8. This Agreement shall become effective with respect to each Portfolio on the date hereof and shall remain in full force until December 1, 1996, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to each Portfolio, but only as long as such continuance is specifically approved for each Portfolio at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a Portfolio, the Adviser may continue to serve in such capacity for such Portfolio in the manner and to the extent permitted by the Investment Company Act of 1940 and the rules and regulations thereunder.

               This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by the Adviser on sixty
          (60) days written notice to the other party. The Fund may effect termination with respect to any Portfolio by action of the Board















          Exhibit 77Q1(e)
          Cash Equivalent Fund
          Form N-SAR for the period ended 01/31/96
          File No. 811-2899
          Page 11


          of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio.

               This Agreement may be terminated with respect to any Portfolio at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

               The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder.

               Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in Section 2 earned prior to such termination.

               9. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

               10. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

               11. All parties hereto are expressly put on notice of the Cash Equivalent Fund Agreement and Declaration of Trust dated August 9, 1985 and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the trustees, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by Adviser for recovery of that portion of the investment management fee (or any other liability of the Fund arising hereunder) allocated to a particular Portfolio, whether in accordance with the express














          Exhibit 77Q1(e)
          Cash Equivalent Fund
          Form N-SAR for the period ended 01/31/96
          File No. 811-2899
          Page 12


          terms hereof or otherwise, the Adviser shall have recourse solely against the assets of that Portfolio to satisfy such claim and shall have no recourse against the assets of any other Portfolio for such purpose.

               12. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 9 hereof which shall be construed in accordance with the laws of The
          Commonwealth of Massachusetts) the laws of the State of Illinois.

               13. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

               IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed as of the day and year first above written.

                                        CASH EQUIVALENT FUND

                                        By:  /s/ John E. Peters
                                           --------------------------
                                        Title:  Vice President
                                              -----------------------

          ATTEST:  /s/ Philip J. Collora
                 -------------------------
          Title:  Secretary
                --------------------------

                                        KEMPER FINANCIAL SERVICES, INC.

                                        By:  /s/ Patrick H. Dudasik
                                           ---------------------------
                                        Title:  Senior Vice President
                                              ------------------------

          ATTEST:  /s/ David F. Dierenfeldt
                 --------------------------
          Title:  Assistant Secretary
                ---------------------------



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